NEWS BULLETIN	RE:	VHGI Holdings, Inc.
325 West Main St. Suite 240
Lexington, KY 40507

From: VHGI Holdings, Inc.

For Further Information:

Shareholder Relations – Communications 561‐515‐6035

FOR IMMEDIATE RELEASE

National Instrument 43‐101 confirms reserves on Sun Gold Mining Leases
LEXINGTON, Ky., Oct. 26 /PRNewswire/ ‐‐ VHGI Holdings (OTC Bulletin Board:VHGI.ob ‐ News) and VHGI Gold LLC, its wholly‐owned operating subsidiary, are extremely pleased to announce the receipt of the National Instrument 43‐101 on their lease holdings near Prescott, AZ and the confirmation of the reserve reports.

This process, contracted June 8, 2010, has now been completed and conforms with the historical data previously available that show proven / probable reserves of approximately 78,000 to over 109,000 ounces of gold on the Sun Gold leases.

"We are extremely pleased with the outcome of this independent report," stated Mr. Eric Leonetti, Vice President and COO of VHGI Gold, adding, "with our original premises on these leases intact we may now begin the next phase of this operation and look forward to obtaining initial permitting allowing further exploration and eventual full commercial mining."

Mr. Jim Renfro, President of VHGI Gold added, "This is an extremely exciting time for our company. We remain extremely busy on many fronts. Our efforts to sell the MOS assets to bring in additional cash are ongoing. The company direction is to get into the mining production business as fast as possible. We have come a long way in that direction and we all look forward to the opportunity to continue our efforts and build a top notch team and mining operation in Arizona."

VHGI is now fast tracking the process of putting an operational team on the ground with the hope of attaining their initial permitting yet this year.  Investors are invited to obtain information concerning our operations at http://www.vhgigold.com or by calling shareholder relations at 561‐515‐6035 or emailing info@dpmartin.com.

About VHGI and VHGI Gold
VHGI is a diverse company with assets and interests focusing on opportunities within the Precious Metals Markets and Energy Markets as well as some Healthcare related Assets. VHGI Gold, a whollyowned subsidiary of VHGI, has recently initiated steps to leverage the company's operating history and corporate resources within the Gold Mining Industry and intends to pursue these opportunities through Lease‐Purchase opportunities, Acquisitions and Joint Ventures.

Safe Harbor Statement:
VHGI Holdings, Inc. and VHGI Gold, LLC (the “Company”) cautions investors that not all the information concerning the valuations of mineral deposits or other data reported above has been verified by outside geologists or other verifiable sources beyond representations made to the Company , which ultimately came from the owner of the subject property and their associates. The United States Securities and Exchange Commission (the “SEC”) permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms such as “reserves,” “resources,” “geologic resources,” “proven,” “probable,” “measured,” “indicated,” and “inferred” that the SEC guidelines strictly prohibit us from including in our filings with the SEC. The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from new products in development and any other statements not constituting historical facts are "forward‐looking statements," within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results. This document may contain forward‐looking statements concerning the Company's operations, current and future performance and financial condition. These items involve risks, contingencies and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company's SEC filings, which could cause the company's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements. The Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events.

For Further Information:
Shareholder Relations – Communications 561‐515‐6035

SOURCE VHGI Holdings, Inc.